EXHIBIT 32.1

In connection with the annual report of EFL Overseas, Inc., (the “Company”) on Form 10-K for the fiscal year ended August 31, 2011 as filed with the Securities Exchange Commission on the date hereof (the “Report”), We, Keith Macdonald, Principal Executive Officer and Herbert Schmidt, Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

EFL OVERSEAS, INC.

Date: November 28, 2011	/s/ Keith Macdonald
Keith Macdonald,
Principal Executive Officer

Date: November 28, 2011	/s/ Herbert Schmidt
Herbert Schmidt,
Principal Financial Officer